                                  PURCHASE CONTRACT

     AGREEMENT made this 6th day of February 1998, by and between PracSys Corp., a Massachusetts corporation having its principal place of business at 8E Industrial Way, Unit 10, Salem, New Hampshire 03079 ("PracSys"), and North American Scientific, Inc. a California corporation having its principal place of business at 7435 Greenbush Avenue, North Hollywood, California 91605 ("NASI").

                                      RECITALS:

     WHEREAS, NASI wishes to purchase certain equipment from PracSys as set forth herein; and

     WHEREAS, PracSys desires to sell such equipment to NASI; and

     WHEREAS, PracSys and NASI desire to enter into a purchase contract with respect to the foregoing.

     NOW THEREFORE the parties agree as follows:

1. Sale by PracSys. PracSys shall perform preproduction engineering, manufacture or have manufactured, deliver, install (unless installation is excluded under the Special Conditions referred to below) and sell the Equipment to NASI in accordance with the terms and conditions of the Contract documents, and shall perform such other ancillary obligations as are set forth therein.

2. Purchase by NASI. NASI shall purchase, receive and pay for the Engineering and Equipment in accordance with the Contract Documents as defined below, and shall perform such other ancillary obligations, as are set forth therein.

3. Payment of Purchase Price. NASI shall pay the purchase price and such other sums as may be stated in the Contract Documents, at the times stated therein.

4. Special Manufacture. NASI recognizes that the Equipment will be specially manufactured for NASI.

*** REDACTED PORTION. CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION.

5. Contract Documents and Entire Agreement. The entire and exclusive agreement of the parties with respect to the subject matter hereof is set forth in the documents listed in APPENDIX 1 hereto (the "Contract Documents"). The Contract Documents are listed in descending order of precedence, in case of any conflict among them. The Contract Documents supersede all prior or contemporaneous discussions, representations or writings, none of which shall have any legal effect except insofar as they are listed in or expressly incorporated by reference in one of the Contract Documents. The Contract Documents may be amended or supplemented only in writing signed by the party to be charged. By causing this contract to be executed, PracSys and NASI each acknowledges that it has reviewed and that it accepts all of the terms, conditions and provisions of the Contract Documents.

     IN WITNESS WHEREOF the parties have caused this Purchase Contract to be executed as of the first date set forth above.

PracSys Corp.                           North American Scientific, Inc.

By: /s/ Wayne E. Webster                By: /s/ L. Michael Cutrer
    ---------------------------------       ----------------------------------
    Wayne E. Webster, President & CEO       L. Michael Cutrer, President & CEO


*** REDACTED PORTION. CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION.

                                                                      APPENDIX 1

                                       LIST OF

                                  CONTRACT DOCUMENTS

                               APPENDIX      # OF PAGES      DATE
                               --------      ----------      ----
List of Contract                   1              1         2/4/98
Documents

Special Conditions                 2              8         2/4/98

General Conditions                 3              9         2/4/98




*** REDACTED PORTION. CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION.

                                                                      APPENDIX 2

                                  SPECIAL CONDITIONS

1.   BUYER.  North American Scientific, Inc. ("NASI")

2. EQUIPMENT. The equipment being sold hereunder consists of: Two PracSys IP-6, complete integrated isotope production systems (the "Equipment"); each system includes a NHVGx linear accelerator, *** target end station, processing equipment, shielding and control system. System number one serial number shall be SN1 ("System #1") and system number two serial number shall be SN2 ("System #2").

3.   SITE.

     3.1 The site where the Equipment is intended to be installed is as follows, unless notified otherwise by NASI:

     The Equipment is to be installed by PracSys at a production center (the "Production Center") in the PracSys facility at Salem, New Hampshire (the "Site").

     3.2  Special requirements for site preparation not contained in General
     Conditions:

     Performance of all special site preparation requirements at the Site is the responsibility of PracSys.

4.   INSTALLATION, DELIVERY AND ACCEPTANCE.

     PracSys is to install the Equipment at the Site as part of the contract. In the event NASI directs that the Equipment be installed at a location other than the Site, PracSys shall have no responsibility for site preparation, installation, set up, calibration, securing permits or licenses, bonding for decommissioning or any and all other post acceptance installation responsibilities notwithstanding any provision of this Agreement to the contrary. The dates for installation and acceptance are as follows:

     INSTALLATION   System #1      To occur within *** after receipt of order.
                    System #2      To occur within *** after receipt of order.


*** REDACTED PORTION. CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION.

     ACCEPTANCE                    Within 30 days following installation of
     System #1 and System #2, respectively.

5. TRAINING. Operational training will be provided at the Production Center by PracSys concurrently for its employees and NASI employees that NASI elects to have participate. PracSys will provide complete training on all aspects of the operation of the system and its daily maintenance.
      This training is included in the Purchase Price. PracSys will provide NASI with 30 days en notice of the date of scheduled training sessions in which NASI may elect to participate. At any time PracSys is entitled to the Revenue Participation pursuant to the Exclusivity and Purchase Agreement dated as of December 31, 1997, as amended, by PracSys and NASI (the "Exclusivity Agreement"), or in the event NASI shall exercise its "March in Rights" pursuant to Section 8.6 of the Service Contract between NASI and PracSys of even date herewith (the "Service Contract"), PracSys shall provide additional training at NASI's request. NASI shall reimburse PracSys for the reasonable expenses of any such additional training.

6. DOCUMENTATION AND DATA. PracSys shall deliver to NASI and to the Production Center complete written documentation sufficient for the operation and daily standard maintenance for the equipment which will be turned over to the production center manager or equivalent at the time of acceptance of the equipment. The documentation will include the as-built equipment specification ("Equipment Specification") which shall specify maintenance and operating conditions referenced in the Warranty provisions of the General Conditions.

7.   PURCHASE PRICE.

     7.1 The preproduction engineering required for the specialty equipment (the "Engineering") is separately priced in the amount of $ *** (the "Preproduction Engineering Price").

     7.2  The total purchase price (the "Purchase Price") for two (2) IP-6
     Systems installed is $ *** .   Each System  includes the following:

     NHVG-TM- accelerator complete with operating system, shielding and stand with a nominal *** rating.

     *** target end station and processing equipment.

     Facilities modification, utility hook-ups and installation at the Site.


*** REDACTED PORTION. CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION.

8.   PAYMENT TERMS.

     8.1 The Preproduction Engineering Price is to be paid upon execution of the Purchase Contract.

     8.2  The Purchase Price for both Systems is to be paid as follows:



--------------------------------------------------------------------------------
MILE-
STONE     DESCRIPTION                                              AMOUNT
--------------------------------------------------------------------------------
1    Execution of Purchase Order                                           $***
--------------------------------------------------------------------------------
2    Receipt of Long Lead Accelerator Items for Systems #1 & #2            $***
--------------------------------------------------------------------------------
3    Start of Accelerator Assembly Systems #1 & #2                         $***
--------------------------------------------------------------------------------
4    System #1 Proton Beam Demonstration between 0.5-1mA                   $***
--------------------------------------------------------------------------------
5    System #2 Proton Beam Demonstration between 0.5-1mA                   $***
--------------------------------------------------------------------------------
6    Acceptance of System #1                                               $***
--------------------------------------------------------------------------------
7    Acceptance of System #2                                               $***
--------------------------------------------------------------------------------



     In the event Milestone payments are delayed by NASI, PracSys shall have the right to delay Equipment delivery and acceptance accordingly and submit a change order for increases to the contract price.

     PracSys hereby covenants and agrees that the Purchase Price payments made to PracSys pursuant to this Agreement shall be applied solely for the purpose of performance of this Agreement and that such payments shall not be used by PracSys for any other business purpose without the prior written consent of NASI. PracSys shall set aside a portion of the payments made to PracSys pursuant to the Exclusivity Agreement and the Production Engineering Price pursuant to this Agreement for payment to North Star Research Corp. ("North Star") as necessary to satisfy the milestone and other payment provisions of the North Star Contract (as defined in Section
     9.3 below). PracSys shall make such payments to North Star promptly after such payments become due pursuant to the North Star Contract, in order to secure title to the North Star Accelerator (as defined in Section 9.3 below) as soon as reasonably practicable after the date hereof. In addition, PracSys hereby covenants and agrees that no payments made to PracSys pursuant to the Exclusivity Agreement or the Production Engineering Price pursuant to this Agreement


*** REDACTED PORTION. CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION.

     shall be applied against amounts owed by PracSys to Wayne E. Webster and Robert S. Miller, as reflected on the Long Term Obligations of the Balance Sheet (as defined in Section 11 hereof), without the prior written consent of NASI. These covenants terminate upon the acceptance of System #2.

9.   ACCEPTANCE.

     9.1 At least 30 days prior to scheduled testing of Equipment for acceptance, PracSys shall propose to NASI and PracSys and NASI shall act in good faith to agree upon a detailed Equipment acceptance plan designed to provide an acceptance testing procedure that will, upon successful demonstration through the actual manufacture of product, assure that the Equipment will consistently generate *** at a minimum rate of *** mCi per hour per system. Acceptance shall occur upon evidence reasonably satisfactory to NASI that the Equipment will consistently generate a minimum rate of *** mCi per hour per system (the "Performance Criteria").

     9.2 In the event acceptance of System #1 or System #2 is delayed more than 90 days beyond the respective scheduled acceptance date pursuant to Section 4 hereof, PracSys shall be responsible for contracting for delivery of the Product from a third party or produce the Product with its or NASI's work in process equipment (the "Alternate Supply"), sufficient to meet each Monthly Production Estimate provided by NASI to PracSys pursuant to Section 2 of the Service Contract. In the event System #1 is accepted and System
     #2 acceptance is delayed more than 90 days beyond its scheduled acceptance date, PracSys would be required to provide the Alternate Supply only to the extent the production of Product by System #1 is insufficient to meet the Monthly Production Estimate. NASI will reimburse PracSys for the Product at a per mCi price that would have resulted from the Service Contract based on the volume delivered using the pricing factors set forth in Exhibit B of the Service Contract. This shall be NASI's sole remedy for late acceptance so long as PracSys provides the Product under these terms. Provided, however, that (i) in the event PracSys shall be unable to provide such Alternate Supply for any reason, including lack of financial resources and
     (ii) NASI has perfected its process and facilities for the use of the Product for the production of seeds for sale in commercial quantities to the Market (the "Commercial Process"), then, after 10 days notice, NASI may terminate this Agreement and transfer title to the work in progress to PracSys and PracSys shall promptly refund contract payments made by NASI in accordance with and to the extent set forth in the refund provisions of
     Section 9.3 below.

     9.3 Notwithstanding the mitigation of late acceptance of System #1 and System #2 through PracSys providing for the Alternate Supply of the Product, NASI may terminate

*** REDACTED PORTION. CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION.

     this Purchase Contract for default if System #1 or System #2 are not accepted, which acceptance NASI will not unreasonably withhold, within six (6) months after the start of the Alternate Supply, after thirty
     (30) days written notice by NASI.

     Upon such termination, PracSys shall refund all contract payments made by NASI hereunder and pursuant to the Exclusivity Agreement. However, if System #1 or System #2 is accepted and the other system has not been accepted within six (6) months after the start of the respective Alternate Supply and NASI elects to terminate after 30 days written notice, then, upon such partial termination, PracSys shall refund 50% of each of milestones 1, 2, and 3 and 100% of milestone 4 or 5 and 6 or 7 as applicable to the extent the contract payments had been made by NASI. In the event of such partial termination, PracSys has no obligation to refund the Preproduction Engineering payment or the exclusivity payment made by NASI pursuant to the Exclusivity Agreement.

     Alternatively, NASI may elect not to terminate the Purchase Contract for default pursuant to the provisions of either Section 9.2 or 9.3, above, but, upon the above events of default and after 30 days notice, may remove the work in progress, and take title to and remove any special tools, jigs, molds, fixtures, equipment, technical data, books, records, computer software and other records relating to the manufacture of the Equipment (the "Work In Progress") for the purpose of completing the manufacture of the Equipment(the "March In Termination"). PracSys shall cooperate in the removal. If NASI shall be entitled to exercise its March in Termination rights with respect to System #1, NASI shall also be entitled simultaneously to exercise such March in Termination rights with respect to System #2. In the event of March In Termination, NASI will complete the manufacture at its own expense and PracSys will not be entitled to any additional payments including any Revenue Participation payment pursuant to the Exclusivity Agreement.

     In the event of March In Termination, PracSys grants to NASI a non exclusive, royalty-free, world wide license to manufacture, use and sell without limitation the two Systems hereunder. PracSys represents and covenants that it has and will continue to have the requisite power to grant such sub-license.

     As security for the performance of its obligations under this Agreement, and for the refund when due of all payments now or hereafter made by NASI pursuant to this Purchase Contract or the Exclusivity Agreement, PracSys hereby grants to NASI a continuing first priority security interest in all rights, title and interest of PracSys now existing or hereafter acquired in, to and under each of the following: (i) the NHVGx PET accelerator (the "North Star Accelerator") being produced for PracSys by North Star


*** REDACTED PORTION. CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION.

     Research Corp. ("North Star") pursuant to a contract between PracSys and North Star executed by PracSys July 1, 1996, (the "North Star Contract"), (ii) the North Star Contract, and (iii) all products and proceeds of any of the foregoing, and PracSys hereby pledges, hypothecates, assigns, sets over and delivers to NASI, and grants NASI a first priority security interest in, the common stock of Florida PET Center, Inc. (or such other entity to which title to the North Star Accelerator is transferred by PracSys) held by PracSys or its affiliates, whether through PET Scan Services, LLC, or otherwise (the "Pledged Securities" and with (i), (ii) and (iii) above, the
     "Collateral") including any   dividends or distributions on the Pledged
     Securities or any securities issued in addition to, or in exchange or substitution therefor (which shall constitute part of the Pledged Securities) and all voting and other rights pertaining to the Pledged Securities (provided that, prior to a default, PracSys or its affiliate shall have the right to exercise such voting or other like rights in a manner which does not prejudice the rights of NASI hereunder).

     All certificates and instruments representing or evidencing any Pledged Securities shall be promptly delivered by PracSys to NASI and shall be accompanied by stock powers or other instruments of transfer or assignment, undated and duly executed in blank, all in form and substance satisfactory to NASI. NASI shall have the right, at any time after default of refund of payments by PracSys in its discretion and without notice to PracSys, and without limitation to any other rights, to transfer to or to register in the name of NASI or its nominee, any or all of the Pledged Securities. To the extent PracSys now or hereafter owns or holds any right, title and interest in any Pledged Securities through one or more persons or entities, PracSys shall cause such persons or entities to pledge, collaterally assign and deliver to NASI such Pledged Securities, by written instrument in form and substance reasonably satisfactory to NASI.

     PracSys acknowledges and agrees that NASI's payment pursuant to the Exclusivity Agreement above is to be applied by it to purchase the Collateral referenced in clause (i) above, and accordingly the parties acknowledge and agree that the foregoing security interest in such Collateral is a purchase money security interest.

     Without the prior written consent of NASI, PracSys shall not sell, assign, transfer, pledge, or otherwise encumber or dispose of any of the Collateral or any right or interest therein. In addition, PracSys shall, at its own expense, promptly execute, acknowledge and deliver all such instruments, and take all such actions, as NASI from time to time may reasonably request in order to preserve, protect, maintain and perfect NASI's security interest in the Collateral and other rights of NASI intended to be created by this Agreement. Furthermore, PracSys shall defend its title to the Collateral and NASI's lien thereon against the claims of any other person or entity so long as any of the obligations secured


*** REDACTED PORTION. CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION.

     hereby remain outstanding. NASI shall release the security interest granted pursuant to (i) above upon evidence satisfactory to NASI that Florida PET Center, Inc. shall have received financing in the amount of at least $2,500,000. Subject to the terms hereof, NASI shall within 15 days after the acceptance of both Systems execute and deliver to PracSys a written release of the security interests granted hereunder.

10. SERVICE CONTRACT. If NASI chooses to deliver, install and operate the Equipment at any single site other than the production center located at the PracSys, Salem, New Hampshire facility, NASI may at its option, contract with PracSys to provide maintenance services for the Equipment at the site for so long as PracSys shall be entitled to receive Revenue Participation pursuant to the Exclusivity Agreement. NASI shall reimburse PracSys for the reasonable expenses of such maintenance services.

11.  REPRESENTATIONS AND WARRANTIES.

     A. PracSys is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; has all requisite power to own, lease, license and operate its assets, properties and business and to carry on its business, as now conducted and proposed to be conducted; and is duly qualified or licensed to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of its business or the location of its properties requires such qualification or licensing.

     B. PracSys has taken all actions necessary to authorize it to enter into and perform fully its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement is the legal, valid and binding obligation of PracSys, enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general equitable principles.

     C. PracSys has full power and authority to execute and deliver this Agreement and to perform its obligations under and to consummate the transactions contemplated by this Agreement. The execution, delivery, and performance by PracSys of this Agreement (i) have been duly authorized and approved by all necessary corporate action on the part of PracSys, its officers, directors and shareholders, or (ii) will not violate any provision of law and will not conflict with, or result in a breach of, any of the terms of, or constitute a default under, PracSys's Certificate of Incorporation, Bylaws, or any contract or agreement, whether written or oral, judgment, decree, order, or other restriction to which PracSys is a party or by which it or any of its properties is bound.


*** REDACTED PORTION. CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION.

     D. PracSys has in all material respects complied with, and is now in all material respects in compliance with, all laws and orders applicable to it. Except to the extent, if any, disclosed in writing to NASI, PracSys holds all business licenses, permits, franchises, orders and government approvals material, excluding permits and licenses specific to the production of radioactive materials and the operation of equipment used to produce radioactive materials, to or necessary for the conduct of PracSys's business as presently conducted or as proposed to be conducted, other than those permits, if any, the absence of which would not have an adverse effect on PracSys's business, operation or financial condition. Each license and permit is in full force and effect; PracSys is not and has at all times in the past been in all material respects in full compliance with each thereof; and no proceeding is pending or, to the best of PracSys's knowledge, threatened, to revoke, amend or limit any thereof. There are no pending or, the best of PracSys's knowledge, threatened proceedings by or before any governmental authority which involve new special assessments, assessment districts, bonds, taxes, condemnation actions, laws or orders or similar matters which, if instituted, could reasonably be expected to have a material adverse effect upon the condition (financial or otherwise), assets, liabilities, business or prospectus of PracSys.

     E. All documents and other papers delivered or to be delivered, to NASI by or on behalf of PracSys in connection with this Agreement and the transactions contemplated herein are, and at the time of delivery will be, true, correct and complete in all material respects. The information furnished to NASI by or on behalf of PracSys in connection with this Agreement and the transactions contemplated herein does not, and will not contain any untrue statement of a material fact and does not, and will not, omit to state any material fact necessary to make the statements made, in context in which they are made, not false or misleading. There is no fact known to PracSys which PracSys has not disclosed to NASI in writing which could reasonably be expected to have a material adverse effect upon the condition (financial or otherwise), assets, liabilities, business, operations, properties or prospects of PracSys.

     F. PracSys has delivered to NASI its unaudited balance sheet as of December 31, 1997, (the "Balance Sheet"). which has been certified in accordance with this paragraph by the chief financial officer of PracSys. The Balance Sheet sets out and fairly describes in all material respects the financial condition of PracSys as of the Balance Sheet date and is a true and accurate description thereof. Since the date of the Balance Sheet, there has been no material adverse change, individually or in the aggregate, in the business, assets, condition, financial or otherwise or net worth of PracSys. In addition, since the date of the Balance Sheet, PracSys has not incurred any liabilities of any type which in the aggregate exceed $50,000 whether absolute or contingent. PracSys, effective with the

*** REDACTED PORTION. CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION.

     execution of this agreement, will maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

     G. There are no actions, suits, or proceedings pending or, to the best of the knowledge of PracSys, threatened against PracSys, at law or at equity or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

     PracSys has good and marketable title to, or a valid license interest in, all intellectual property used in or material to PracSys's business, and no person has asserted any right or interest adverse to PracSys in respect of any of PracSys's intellectual property rights which would have a material adverse effect on PracSys and its business, other than those rights, if any, that have been disclosed to NASI by PracSys in writing. The conduct of PracSys of its business does not, and as proposed to be conducted will not, infringe upon or violate the intellectual property rights of any other person or entity, and there has not been any claim to such effect. The manufacture, use and sale of the Systems by PracSys or NASI pursuant to this Agreement (including without limitation pursuant to the March In Termination rights pursuant to section 9.3 hereof) and the Service Contract, do not and will not conflict with any agreement to which PracSys is a party, including, but not limited to, the License Agreement dated December 6, 1995, by and between PracSys and North Star or the North Star Contract.

     I. Other than disclosed to NASI in writing, PracSys has not granted any security interest to any third party, and nor has any security interest been filed or asserted, with respect to any of PracSys's assets. Other than disclosed to NASI in writing, PracSys is not currently in default of any obligation for money borrowed or in default of any other agreement, and PracSys knows of no threatened default with respect to any such agreement and reasonably believes no basis exists upon which any such default could be asserted.

12. NOTICES. The addresses for notices (see paragraph 17 of General Conditions) are as follows:

     PracSys:                      Wayne E. Webster, President & CEO
                                   PracSys Corp.
                                   8E Industrial Way
                                   Unit 10
                                   Salem, New Hampshire   03079
                                   Telephone (603) 890-8555


*** REDACTED PORTION. CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION.

                                   Facsimile (603) 890-8558

     NASI: L. Michael Cutrer, President & CEO North American Scientific, Inc. 7435 Greenbush Avenue
                                   North Hollywood, California   91605
                                   Telephone (818) 503-9201
                                   Facsimile (818) 503-0764












*** REDACTED PORTION. CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION.

                                                                      APPENDIX 3

                                  GENERAL CONDITIONS

1. DELIVERY, RISK OF LOSS AND TITLE. If the Equipment is not being installed by PracSys at the Site, then unless otherwise stated in the Special Conditions, such Equipment is delivered f.o.b. point of shipment and NASI shall be responsible for all expenses for preparing for shipment, packing and moving the equipment from the location of Equipment acceptance to the point of shipment. If Equipment is being installed by PracSys, then unless otherwise stated in the Special Conditions, such Equipment is delivered at site when it is accepted. Where the scheduled delivery of Equipment is delayed by NASI, PracSys may deliver such Equipment by moving it to storage for the account of and at the sole risk of NASI. When NASI is ready to receive the Equipment, PracSys shall arrange at NASI's expense for removing the equipment from storage and shipping it to NASI. Shipping dates are based on prompt receipt of all necessary information from NASI. PracSys reserves the right to make delivery in installments. Except as otherwise provided in the Special Conditions, and except for the security interest provided for in paragraph 3 below, risk of loss or damage shall pass to NASI upon delivery. However, risk of loss shall remain with PracSys while the Systems are installed at the PracSys Production Center. Subject to its right to terminate this contract in the event of non-acceptance or otherwise pursuant to this Agreement and to pass title back to PracSys, NASI shall have title to the Work-in-Progress of each System from the date of execution of this Contract.

     During the manufacture of the Systems at the Production Center and upon installation of the Systems, the Systems or the Work-in-Progress shall be segregated from the rest of the facility by partitions or prominent floor markings. A nameplate with model and serial numbers will be clearly affixed to each system identifying NASI ownership.

     NASI is responsible for removing the Equipment from the Site at the end of the Term of the Service Contract or at an earlier termination date. NASI shall reimburse PracSys for no more than the actual cost of posting performance bonds, if any reasonably requested in the licensing and permitting process to secure compliance with this removal obligation.

2. PAYMENT. NASI shall pay the Preproduction Engineering Price and the Purchase Price as provided in the Special Conditions paragraph 8, Payment Terms.

     If shipment or delivery is delayed by NASI, payment shall become due on the date PracSys is prepared to make delivery. Delays in delivery or nonconformities in any


*** REDACTED PORTION. CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION.

     installments shall not relieve NASI of its obligation to accept and pay for remaining installments.

3. SECURITY INTEREST. As security for payment of all amounts due from time to time under the Purchase Contract (the "Obligations"), NASI hereby grants to PracSys a purchase money security interest in the Equipment and each component thereof (the "Collateral"). NASI (a) represents and warrants that its only offices and places of business are at the address shown in the Contract Documents; and (b) agrees that (i) it will not transfer or permit the transfer of the Collateral or any interest therein without the prior written consent of PracSys, (ii) it will give PracSys prior written notice of any change in corporate name or structure or in location of NASI or the Collateral from the address referred to above, (iii) it will promptly notify PracSys of any execution, levy, attachment, distraint or seizure of or on the Collateral, (iv) it will execute and deliver to PracSys financing statements in proper form for filing prior to shipment of the Equipment or any component thereof, and (v) in the event of a failure by NASI to pay the Obligations when due, or to comply with this paragraph PracSys shall have all of the rights and may exercise all of the remedies of a secured party, holder of a purchase money security interest, under the laws of the Commonwealth of Massachusetts.

     When requested by NASI, PracSys shall promptly cooperate in the filing by NASI of a UCC financing statement for information purposes evidencing NASI's title to each of the Systems and the Work-in-Progress.

4. TAXES. In addition to any price specified herein, NASI shall pay the gross amount of any present or future sales, use, excise, value-added, or other similar tax applicable to the price, sale or delivery of any equipment or services furnished hereunder or to their use by PracSys or NASI, or NASI shall furnish PracSys with evidence of exemption acceptable to the taxing authorities. PracSys hereby represents and the parties hereby agree that the sale shall take place in the State of New Hampshire.

5. CHANGES. NASI shall have the right to request in writing changes to the configuration, design or delivery date of the Equipment, or additions to or deletions from the general scope of supply hereunder. PracSys will then prepare a change order reflecting all contract modifications resulting from such request including but not limited to prices, delivery schedules and warranties. PracSys shall have no obligation to proceed with such request or change order until and unless the parties have agreed in writing to the terms of such change order.

*** REDACTED PORTION. CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION.

6. EXCUSABLE DELAY. If delivery or installation of the Equipment is prevented, restricted, interfered with or otherwise delayed by reason of any cause beyond the reasonable control of PracSys or its subcontractors or suppliers, including without limit: (i) fire, explosion, strike, lockout by others, labor strike or similar dispute, casualty or accident, lack of appropriate space on any available ship when the Equipment is ready for shipment, epidemic, cyclone, drought, flood, shortages of raw materials or power, or (ii) war, revolution, civil commotion, acts of public enemies, blockade or embargo, or (iii) any law or proclamation, regulation, ordinance, demand or requirement of any applicable government or any subdivision thereof or representative of any such government, then, and in that event, PracSys shall promptly notify NASI of all resulting delays. Upon such notice, PracSys shall, for the duration of its disability, be excused from the performance of such of its obligations as are prevented, restricted, interfered with or otherwise delayed by reason of any such cause and PracSys shall not be deemed to be in default and not be subject to any liability or damage.

7. RIGHT TO INSPECT. NASI at its election and at its own expense may inspect the manufacturing facility and components thereof at PracSys's plant or plants during construction and factory tests, with reasonable notice to PracSys, and at reasonable times.

8.   ACCEPTANCE.

     8.1 Representatives of NASI and PracSys shall sign each designated item or test in the acceptance document as each is passed.

     8.2 PracSys will supply all testing and calibration equipment for use during these acceptance tests.

     8.3 When all tests set forth in the relevant portion of the Contract Documents for the Equipment (or a subsystem thereof subject to separate testing and acceptance) are complete to the reasonable satisfaction of NASI and have been signed by NASI'S representative, NASI will have accepted the Equipment.

9.   WARRANTY.

     9.1 Except as set forth in paragraph 9.3 below and Paragraph 10 of Appendix 2, PracSys warrants to NASI that the Equipment (i) shall, at the date of completion of the acceptance tests for that equipment or subsystem thereof (if there is a separate acceptance test for the subsystem), comply with the requirements of the Performance Criteria and
     (ii) shall, for a period of one year from the date of completion of the acceptance tests be free from defect

*** REDACTED PORTION. CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION.

     in material and workmanship when maintained and operated in accordance with the Equipment Specifications, as the same may be changed from time to time by mutual agreement.

     9.2 Except as set forth in Paragraph 10 of Appendix 2, should the Equipment or a separately accepted subsystem thereof covered by this warranty fail to comply with the warranty during the aforesaid warranty periods under normal and proper use and maintenance, PracSys shall, upon receipt of prompt notice thereof, promptly correct such noncompliance at its option by either repair or replacement. PracSys shall bear the cost and risk of loss during transport for (i) any defective equipment or parts thereof being returned to PracSys's factory or other site with PracSys's prior consent and (ii) any repaired or replacement items being returned to NASI. Replaced equipment or parts thereof shall become the property of PracSys.

     9.3 If the Equipment includes a computer system with standard data processing systems and commercially available input and output devices, all of which are subject to manufacturers' warranties, these manufacturers' warranties shall be made available to NASI, and PracSys shall not have any warranty obligations to NASI in respect of such system beyond what is provided in these manufacturers' warranties. PracSys shall notify NASI of the availability of manufacturers' maintenance contracts that cover computer equipment after the expiration of the manufacturers' warranties and NASI shall have the responsibility for obtaining such maintenance contracts as it shall desire.

     9.4 Any services provided hereunder and not covered by the Equipment warranty, and any documentation or data to be delivered hereunder, are warrantied for one year after performance or delivery to have been performed or prepared in a workmanlike manner. If any such service, documentation or data was not performed or prepared in the manner warranted and such nonconformity appears during the one year period, PracSys shall re-perform the services or revise the documentation or data in a nonconforming manner.

     9.5 Pracsys MAKES NO WARRANTIES OTHER THAN AS SET FORTH IN THIS PARAGRAPH 9. ALL IMPLIED WARRANTIES ARE HEREBY DISCLAIMED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. CORRECTION OF NONCONFORMITIES OR DEFECTS AS PROVIDED ABOVE SHALL BE NASI'S EXCLUSIVE REMEDY AND SHALL CONSTITUTE FULFILLMENT OF ALL LIABILITIES OF PracSys OR ITS SUBCONTRACTORS OR AFFILIATES WHETHER IN WARRANTY, CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE WITH RESPECT TO THE QUALITY OF EQUIPMENT OR SERVICES FURNISHED HEREUNDER.


*** REDACTED PORTION. CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION.

10.  Infringement.

     10.1 PracSys shall defend, hold harmless and indemnify NASI from and against any and all liability and expense by reason of any third party claim, suit, action or proceeding for infringement of any third party proprietary rights including, but not limited to, copyrights, trade secrets rights, or patents arising in connection with the manufacture, installation, sale or use of the Equipment including any and all judgments or decrees which may be rendered against NASI and reasonable attorney's fees and settlements made arising out of any such claim, suit, action, or proceeding, provided, however, that:

          10.1.1 PracSys shall not be responsible for any settlement of any such claim, suit, action or proceeding made without its prior written consent, which shall not unreasonably be withheld;

          10.1.2 This indemnity shall not extend to any alleged infringement based upon the combination of the Equipment or any portion thereof with other items or things not furnished hereunder unless PracSys
          (a) knew of NASI's specific intention to combine the Equipment or any portion thereof with a specific item and (b) in connection therewith PracSys may be held reasonably to have been aware that such a combination would constitute an infringement and PracSys did not so advise NASI; and

          10.1.3 This indemnity shall not extend to any alleged infringement based upon a modification to the Equipment by NASI unless PracSys directs that the modification be made or unless Pracsys (a) knew of NASI's specific intention to modify the Equipment or any portion thereof and (b) in connection therewith PracSys may be held reasonably to have been aware that such a modification would cause an infringement and Pracsys did not so advise NASI.

     10.2 PracSys shall defend at its own expense all suits, actions or proceedings brought against NASI with respect to the matters listed in paragraph 10.1 above. NASI shall have the right, at its option and at its sole expense, to participate in the defense of any such claim, suit, action or proceeding, without relieving PracSys of any obligation hereunder. NASI shall promptly notify PracSys in writing after any such claim is made or suit is brought and shall cooperate with PracSys in writing after any such claim is made or suit is brought and shall cooperate with PracSys, and PracSys agrees to reimburse NASI for its reasonable out-of-pocket expenses incurred in connection with such cooperation, provided PracSys has agreed to the nature of the cooperation in advance.


*** REDACTED PORTION. CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION.

     10.3 If, however, as a consequence of a final determination of any suit for infringement or any court decision involving any injunction resulting from or arising in connection with the manufacture, sale or use of the Equipment or any part thereof furnished or employed by PracSys hereunder, NASI is enjoined or limited in any material manner in the use of said Equipment or material part thereof, PracSys shall, at its option and at its own expense.

          10.3.1 Procure for NASI the right to continue use of said Equipment or part; or

          10.3.2 So modify the Equipment or part as to render it non-infringing without any significant effect on the use thereof; or

          10.3.3 Replace the Equipment or part with a materially equivalent non-infringing product.

     10.4 In the event PracSys is unable, after diligent good faith efforts, to provide any of the remedies provided for in clauses 10.3.1 through
     10.3.3 hereof, PracSys may in fulfillment of its obligation under this paragraph remove such Equipment or part and refund to NASI the purchase price thereof.

     10.5 THIS PARAGRAPH SETS FORTH THE SOLE OBLIGATIONS OF PracSys AND ITS SUBCONTRACTORS AND AFFILIATES, AND THE EXCLUSIVE REMEDIES OF NASI, WITH RESPECT TO INFRINGEMENT OF THIRD PARTY PROPRIETARY RIGHTS. IN NO EVENT SHALL PracSys OR ITS SUBCONTRACTORS OR AFFILIATES BE LIABLE TO NASI FOR LOSS OF USE, REVENUE, OR PROFIT OR ANY OTHER DIRECT, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING FROM ANY SUCH INFRINGEMENT.

11. DISCLAIMER OF LIABILITY. IN NO EVENT SHALL PracSys OR ITS SUBCONTRACTORS OR AFFILIATES BE LIABLE FOR SPECIAL, INDIRECT, CONSEQUENTIAL, OR INCIDENTAL DAMAGES IN CONNECTION WITH THIS AGREEMENT OR THE EQUIPMENT, SERVICES OR INFORMATION SUPPLIED HEREUNDER (INCLUDING LIABILITIES BASED UPON CONTRACT, WARRANTY, NEGLIGENCE, TORT, STRICT LIABILITY OR OTHERWISE) INCLUDING WITHOUT LIMITATION LIABILITY FOR LOSS OF USE, REVENUE OR PROFIT, COST OF ALTERNATIVE SUPPLY AND OR FACILITIES, DOWNTIME COSTS OR CLAIMS OF CUSTOMERS.


*** REDACTED PORTION. CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION.

12. INSURANCE. Immediately upon execution of this Agreement, except as otherwise provided in this paragraph, PracSys, at its own expense, shall obtain and maintain appropriate insurance as follows:

     12.1 "All risk" property damage insurance covering the replacement cost value of the Equipment while located on the premises of PracSys, or its subcontractors prior to acceptance.

     12.2 Comprehensive General Liability Insurance for property damage and bodily injury liabilities with a combined single limit of not less than $1,000,000.

     12.3 A Workers' Compensation policy as required by the state or other jurisdiction where the Equipment is to be installed, insuring employees of PracSys, or its subcontractors, performing work for NASI at the Site.

     12.4 "All risk" property damage insurance covering the period the Equipment is in transit to and is being installed at the Site. The PracSys insurance policies shall remain in force until acceptance, shall be for 110% of the purchase price of the Equipment and shall be in the joint names of NASI, PracSys and its subcontractors.

     12.5 NASI shall be added as a named insured under said insurance as respects their interests in the Equipment, including the "All risk" and "Comprehensive General Liability Insurance" policies specified in paragraphs 12.1 and 12.2 above. Each said insurance policy shall specifically provide that it may not be canceled or materially altered without thirty (30) days prior written notice to NASI.

     12.6 PracSys shall furnish NASI with appropriate Certificates of Insurance in forms acceptable to NASI within sixty (60) days of the date hereof. PracSys shall make its policies available for inspection by NASI. PracSys shall not reduce limits on any policy required by the Contract Documents below those stated in the Certificates of Insurance initially furnished to NASI so long as those insurance policies cover activities under the Contract Documents.

     12.7 The insurance described in paragraphs 12.2, 12.3 be required only if PracSys is responsible for installation. The property insurance described in paragraphs 12.1 and 12.4 above does not cover a computer system if separately identified in the Special Conditions, or items which are shipped direct from third party vendors.


***REDACTED PORTION. CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION.

     12.8 Neither PracSys nor its subcontractors or affiliates shall have any liability for personal injuries or death or damage to property occurring to NASI's personnel or property arising from the installation or use of the Equipment, or components thereof, to be delivered hereunder except to the extent that such injuries, death, or property damage are caused by a defect in the design, manufacture or installation of the Equipment or by the negligence of employees, agents consultants and all other persons under the control of PracSys or its subcontractors.

13.  SITE PREPARATION AND OTHER RESPONSIBILITIES OF PRACSYS.

     13.1  PracSys shall have the sole responsibility for securing approvals
     (a) for the design of the shielding required to maintain any radiation leakage at safe levels and (b) for systems required to handle the disposition of radioactive waste.

     13.2 PracSys shall carry out and complete its work required for Site preparation as defined in the Contract Documents. PracSys shall complete such work prior to the scheduled arrival of the Equipment or any component thereof.

     13.3 PracSys shall be solely responsible for assuring that all licenses, permits, approvals, consents and other authorization that may be required by all Federal, state and local governmental authorities for the installations and operation of the Equipment or any component at the production site are obtained.

     13.4 It is understood by the parties that PracSys can not and will not require PracSys personnel to subject themselves to radiation exposure beyond safe radiation dose limits and that if such a situation arises, PracSys shall stop work until other personnel are available. Any delays that result from radiation exposure shall be deemed to be excusable delays.

14.  PROPRIETY INFORMATION.

     14.1 Information including data and documentation ("Information") in whatever form disclosed by PracSys and identified as confidential or proprietary or which by its nature would be regarded as confidential or proprietary shall be and remain the property of PracSys. NASI shall have a royalty-free license to use such Information in connection with the use, operation and maintenance of the Equipment. NASI shall respect the confidential and proprietary nature of such Information, shall not disclose it to third parties or permit its dissemination to its own employees other than those having a need to know, shall limit and control the copying of such Information and shall keep all copies

*** REDACTED PORTION. CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION.

     (which shall be numbered) in a secure place when not in use, shall require its employees to respect the confidential and proprietary nature of the Information, and shall treat such Information with a caution and care not less than that with which it treats its own confidential or proprietary information and will use similar means to protect it from unauthorized disclosure.

     14.2 Without limiting the foregoing, NASI shall not use such Information for the purpose of designing or manufacturing any equipment or parts unless the same is necessary to the operation of the Equipment and PracSys has not been able to provide the needed equipment or parts.

     14.3 No information, data or material shall be considered confidential or proprietary if (i) it is in the public domain without fault of NASI or its employees or is made publicly available by PracSys (ii) is disclosed to NASI by another party under no obligation to maintain its confidentiality, (iii) if it was already known to NASI, such prior knowledge to be demonstrated only by written documents in existence prior to the date of disclosure or (iv) if it corresponds in substance to information which NASI independently develops.

     14.4 Information including data and documentation ("Information") in whatever form disclosed by NASI and identified as confidential or proprietary or which by its nature would be regarded as confidential or proprietary shall be and remain the property of NASI. PracSys shall have a royalty-free license to use such Information in connection with the use, operation and maintenance of the Equipment. PracSys shall respect the confidential and proprietary nature of such Information, shall not disclose it to third parties or permit its dissemination to its own employees other than those having a need to know, shall limit and control the copying of such Information and shall keep all copies (which shall be numbered) in a secure place when not in use, shall require its employees to respect the confidential and proprietary nature of the Information, and shall treat such Information with a caution and care not less than that with which it treats its own confidential or proprietary information and will use similar means to protect it from unauthorized disclosure.

     14.5 Without limiting the foregoing, PracSys shall not use such Information for the purpose of designing or manufacturing any equipment or parts unless the same is necessary to the operation of the Equipment and NASI has not been able to provide the needed equipment or parts.

     14.6 No information, data or material shall be considered confidential or proprietary if it is in the public domain without fault of PracSys Sys or its employees or is made publicly

*** REDACTED PORTION. CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION.

     available by NASI or is disclosed to PracSys by another party under no obligation to maintain its confidentiality, or if it was already known to PracSys, such prior knowledge to be demonstrated only by written documents in existence prior to the date of disclosure.

15. WAIVER OF AUTOMATIC STAY. PracSys hereby waives any right to prevent NASI from obtaining immediate relief from any automatic stay imposed pursuant to Section 362 of the Bankruptcy Code, or otherwise, on or against the exercise of the rights and remedies otherwise available to NASI as provided herein, in the Contract Documents, or as otherwise provided at law or in equity; (i) PracSys hereby consents to NASI's relief from any aforementioned stay and to NASI's exercise of the rights otherwise available to NASI herein or in the Contract Documents; and
     (ii) PracSys shall not seek or apply for any expansion of the provisions of Section 362 of the Bankruptcy Code or any injunction against NASI's exercise of its rights herein or in the Contract Documents.

16. GOVERNING LAW. All questions relating to this Purchase Contract, including the validity, interpretation and performance thereof, shall be decided in accordance with the laws of the Commonwealth of Massachusetts, United States of America.

17. NOTICES. Any notice under the Contract shall be in writing and shall be given by personal delivery, first class air mail, air courier service, telex, telefacsimilie or commercial cable and shall be addressed to the addresses set forth in the Special Conditions.

18. SEVERABILITY. If any term or provision of the Contract is held to be illegal or unenforceable, then the Contract, except for such part or parts thereof, shall continue to be in full force and effect to the extent possible without the illegal or unenforceable provision.

19. WAIVER. The failure by either party to enforce at any time or for any period of time any of the provisions hereof shall not be a waiver of such provisions nor of the right of such party thereafter to enforce each and every such provision.

20. BENEFITS OF AGREEMENT. The Purchase Contract of which these conditions form a part shall inure to the benefit of an be binding upon each of the parties hereto and their respective successors and assigns, but neither the rights nor the duties of either party hereunder may be assigned in whole or part without the prior written consent of the other party.

*** REDACTED PORTION. CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION.

21.  ARBITRATION.

     21.1 If a dispute arises out of or related to this Agreement, or the breach thereof, and if the dispute cannot be settled through renogotiation, the parties agree first to try in good faith to settle the dispute by mediation administered by the American Arbitration
     Association under its Commercial Mediation Rules before resorting to arbitration, litigation or some other dispute resolution procedure.

     21.2 All disputes, controversies or differences which may arise between the parties, out of or in relation to or in connection with this Agreement, or for the breach thereof, shall be finally settled by arbitration proceedings held in Boston, Massachusetts, and conducted in accordance with the rules and procedures of the American Arbitration Association. The award shall be final and binding on all parties hereto. Judgment upon the award rendered may be entered in any court having jurisdiction, or application may be made to such court for judicial acceptance of the award or order of enforcement as the case may be.






*** REDACTED PORTION. CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION.